Exhibit 99.4

[SANDLER O’NEILL & PARTNERS LOGO]

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of North Fork Bancorporation (the “Company”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with Capital One Financial Corporation (“Capital One”) contained in Capital One’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement with the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

April 24, 2006